Registration No. 33-44819
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                 AMENDMENT NO. 2
                                       To
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          BANGOR HYDRO-ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

             MAINE                                       01-0024370
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                 33 State Street
                               Bangor, Maine 04401
                                 (207) 945-5621
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------


                             Frederick S. Samp, Esq.
                         Vice-President--Finance and Law
                          Bangor Hydro-Electric Company
                                 33 State Street
                               Bangor, Maine 04401
                                 (207) 945-5621
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                             ----------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

                             ----------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                       [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                       [ ]


         If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                       [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                       [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                                       [ ]

PROSPECTUS



                          BANGOR HYDRO-ELECTRIC COMPANY


                                 119,760 Shares

                                  COMMON STOCK


                            DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN



         Bangor Hydro-Electric Company (the "Company") hereby offers participation in its Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). The Plan is designed to provide holders of the Company's common stock, $5 par value (the "Common Stock") and cumulative preferred stock, $100 par value (the "Preferred Stock") with a convenient way to purchase shares of Common Stock by having their cash dividends automatically reinvested or, if they wish, by making additional cash payments.

         Participants in the Plan may:

         o Reinvest all or a portion of cash dividends paid on Common Stock and Preferred Stock registered in their names or Common Stock credited to their Plan accounts in shares of Common Stock.

         o Make optional cash payments at any time of at least $25 for any single investment, up to a maximum of $25,000 per calendar year.

         o Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan accounts.

         o Deposit certificates representing Common Stock into the Plan for safekeeping.

         o Sell shares of Common Stock credited to their Plan accounts through the Plan.

         Shares of Common Stock will be purchased under the Plan, at the option of the Company, from shares purchased in the open market, newly issued shares or shares held in the treasury of the

Company. Any open market purchases will be effected through an Independent Agent (as hereinafter defined) selected by the Company. The Common Stock is listed on The New York Stock Exchange.

         The purchase price of newly issued or treasury shares of Common Stock purchased under the Plan for an Investment Date (as hereinafter defined) will be the average of the daily closing prices of the Common Stock reported on The New York Stock Exchange Composite Tape as published in The Wall Street Journal for the five trading days preceding that Investment Date. The price of shares of Common Stock purchased or sold in the open market will be the weighted average price per share (adjusted, in the case of shares sold in the open market, for brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares purchased or sold, respectively, in the open market for the relevant period. There will be no discount from these purchase prices offered for shares of Common Stock purchased under the Plan. The Company will pay the costs of administration of the Plan, except that Plan participants
("Participants") will bear the cost of brokerage commissions, any related service charges and applicable taxes relating to shares of Common Stock sold in the open market.

         This Prospectus contains the provisions of the Plan and, therefore, this Prospectus should be retained by Participants for future reference.


                               -------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                               -------------------


                The date of this Prospectus is January 14, 1997.

                              AVAILABLE INFORMATION


       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding reporting companies under the
Exchange Act that file electronically with the Commission (including the Company) at http:\www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

       This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the
Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


       The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference into this Prospectus and shall be deemed to be a part hereof:

       (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

       (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

       (3) the Company's Current Reports on Form 8-K dated January 12, 1996, August 21, 1996, September 6, 1996 and December 26, 1996.

       All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Common Stock made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Such documents, and the documents referred to above, are hereinafter referred to as "Incorporated Documents."


       Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


       The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to such Incorporated Documents and should be read in conjunction therewith.

       The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for copies of such documents or for additional information regarding the Plan and its Administrator should be directed to Bangor Hydro-Electric Company, Stockholder Services Department, P.O. Box 1599, Bangor, Maine 04401-1599 (telephone 207-990-6936).

                                   THE COMPANY

       The Company, incorporated under the laws of the State of Maine, is a public utility engaged in the generation, purchase, transmission, distribution and sale of electric energy, with a service area of approximately 5,275 square miles having a population of approximately 191,000 people. The Company serves approximately 103,000 customers in portions of the counties of Penobscot, Hancock, Washington, Waldo, Piscataquis and Aroostook. The Company also sells energy to other utilities for resale. In 1995, 29.6% of the Company's kilowatt hour sales were to residential customers, 29.3% were to commercial customers, 39.9% were to industrial customers and 1.2% were to other customers.

       The Company  holds a 7% ownership  interest in Maine Yankee  Atomic Power
Company's nuclear generating facility ("Maine Yankee") which entitles the Company to purchase an approximately equal amount of the output of Maine Yankee, an entitlement of approximately 61 megawatts. Maine Yankee, which commenced commercial operation on January 1, 1973, is the only nuclear facility in which the Company has an ownership interest. Pursuant to a power purchase contract with Maine Yankee, the Company is obligated to pay its pro rata share of Maine Yankee's operating expenses, including fuel costs and decommissioning costs. In addition, under a Capital Funds Agreement entered into by the Company and the other sponsor utilities, the Company may be required to make its pro rata share of future capital contributions to Maine Yankee if needed to finance capital expenditures.

       The Company, along with the major investor-owned utilities of New England, has been a party to the New England Power Pool Agreement ("NEPOOL") since 1971. NEPOOL provides for joint planning and operation of generating and transmission facilities in New England, and governs generating capacity reserve obligations and provisions regarding the use of major transmission lines. The Company, as a member of NEPOOL, has a capability responsibility which involves carrying an allocated share of a New England capacity requirement which is determined for each period based on certain regional reliability criteria.

       The Company is subject to the regulatory authority of the Maine Public Utilities Commission as to retail rates, accounting, service standards, territory served, the issuance of securities maturing more than one year after the date of issuance, certification of generation and transmission projects and various other matters. The Company is also subject to the jurisdiction of the Federal Energy Regulatory Commission as to certain matters, including licensing of its hydroelectric stations, rates for wholesale purchases and sales of energy and capacity and transmission services. Maine Yankee is subject to extensive regulation by the Nuclear Regulatory Commission. Other activities of the Company from time to time are subject to the jurisdiction of various other state and federal regulatory agencies.



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




       The principal executive offices of the Company are located at 33 State Street, Bangor, Maine 04401 where its general telephone number is (207) 945-5621.


                CERTAIN SIGNIFICANT FACTORS AFFECTING THE COMPANY

       The Company has experienced and will continue to be challenged by important issues and developments facing the electric industry in general and the Company in particular. These investment factors include:

       o Increasing competitive pressures caused by economic conditions in the Company's service area and the Company's currently high rate structure;

       o The prospect of rapid changes in the nature of federal and state regulation affecting the Company which, among other things, could increase competitive pressures;

       o The Company's relatively high level of indebtedness, incurred primarily to buy out certain high cost power purchase contracts; and

       o        The Company's ownership participation in Maine Yankee.

       These and other significant factors are more fully discussed in the Incorporated Documents, which also contain financial statements and other important financial information concerning the Company.


                             APPLICATION OF PROCEEDS

       Because purchases of Common Stock under the Plan may be satisfied by any of (i) the purchase of shares of Common Stock in the open market, (ii) the purchase of new shares of Common Stock issued by the Company or (iii) the purchase of shares of Common Stock held in the Company's treasury, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Plan is not known. If newly issued or treasury shares of Common Stock are purchased under the Plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the repayment of outstanding indebtedness of the Company, the costs of the Company's ongoing construction program, and working capital requirements. The Company will not receive any proceeds when shares of Common Stock are purchased under the Plan in the open market.

                                    THE PLAN

       The Plan was originally approved by the Board of Directors of the Company and implemented in 1978 (such predecessor plan, as amended and restated from time to time prior to the date of this Prospectus, the "Predecessor Plan"). In January, 1997, the Board of Directors amended and restated the Predecessor Plan in its entirety as the Plan, as set forth herein.

       The following is the entire text of the Plan:

Purpose

       The purpose of the Plan is to provide a convenient way for holders of Common Stock and Preferred Stock to purchase shares of Common Stock by (i) reinvesting all or a portion of the cash dividends paid on Common Stock and Preferred Stock in shares of Common Stock or (ii) making optional cash payments.

Advantages

       o Record or registered holders of Common Stock not already Participants may become Participants by electing to have dividend payments on all or a portion of their Common Stock reinvested in Common Stock, by depositing certificates representing Common Stock into the Plan for safekeeping or by making an optional minimum cash investment of at least $25 to purchase Common Stock through the Plan.

       o Record or registered holders of Preferred Stock not already Participants may become Participants by electing to have dividend payments on all or a portion of their Preferred Stock reinvested in Common Stock or by making an optional minimum cash investment of at least $25 to purchase Common Stock through the Plan.

       o In addition to having their dividend payments on Common Stock and Preferred Stock reinvested in Common Stock, Participants may invest additional funds in Common Stock through optional cash investments of at least $25 for any single investment up to $25,000 per calendar year. Optional cash investments may be made occasionally or at regular intervals, as the Participant desires.

       o Funds invested in the Plan are fully invested in Common Stock through the purchase of whole shares and fractions of shares, and proportionate cash dividends on fractions of shares of Common Stock are used to purchase additional shares of Common Stock.




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




       o The Plan offers a "safekeeping" service whereby Participants may deposit, free of any service charges, certificates representing Common Stock held in certificate form into the Plan. Shares of Common Stock so deposited will be credited to the account of the Participant (an "Account"). This service can be selected by Participants without participating in any other feature of the Plan.

       o A Participant may direct the Company, at any time and at no cost to the Participant, to transfer all or a portion of the shares of Common Stock credited to its Account (including those shares of Common Stock deposited into the Plan for safekeeping) to the Account of another Participant (or to set up an Account for a new Participant in connection with such transfer) or to send certificate(s) representing such shares to the Participant or another designated person or entity.

      o Statements of account ("Statements of Account") will be mailed to a Participant following each month in which such Participant has cash dividend payments reinvested in Common Stock, makes an optional cash investment or deposits, transfers or withdraws shares of Common Stock credited to such Participant's Account. In addition, annual Statements of Account will be provided to each Participant whose Account experienced any such activity during the prior calendar year, showing all transactions completed during such year, total shares of Common Stock credited to the Participant's Account and other information relating to the Participant's Account. Participants will also be provided a confirmation promptly after each sale of Common Stock under the Plan. (Note: Participants should retain all statements for tax purposes.)

       o Participants may direct that all or a portion of their dividend payments on Common Stock and Preferred Stock, including shares of Common Stock purchased for a Participant under the Plan and shares of Common Stock deposited into the Plan for safekeeping, be reinvested in shares of Common Stock. Dividend payments not reinvested will be paid in the usual manner.

       o Participants may sell shares of Common Stock credited to their Accounts (including those shares of Common Stock deposited into the Plan for safekeeping) through the Plan, subject to payment of expenses. (See "--Sales of Common Stock.")

Disadvantages

      o A Participant has no control over the price and, in the case of shares of Common Stock purchased or sold in the open market by an Independent Agent, the time, at which Common Stock is purchased or sold, respectively, for the Participant's Account. Purchases in the open market may begin on the relevant Investment Date and ordinarily should be completed within 15 days after that Investment Date. Funds not invested in Common Stock within 35 days after receipt of optional cash payments, or 30 days after a Dividend Payment Date (as hereinafter defined) for reinvested dividends, will be promptly returned to Participants. The Company assumes no responsibility for the manner of purchases of shares in the open market by the Independent Agent. Sales by Participants under the Plan will be made by an Independent Agent as soon as practicable after processing the sales request. Therefore, Participants bear the market risk associated with fluctuations in the price of the Common Stock. (See "--Investment Dates," "--Purchases of Common Stock" and "--Sales of Common Stock.")

       o No interest will be paid on funds held by the Administrator (as hereinafter defined) pending investment under the Plan.

       o Funds for optional cash investments must be received by the Administrator no later than five business days prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the investment may be held by the Administrator and invested beginning on the next Investment Date. Funds for optional cash investments need not be returned to Participants unless a written request is received by the Administrator no later than five business days prior to the applicable Investment Date, or 35 days have passed since receipt. (See "--Optional Cash Investments.")

       o Participants that reinvest cash dividends will be treated for United States federal income tax purposes as having received a dividend on the Dividend Payment Date; such dividend may give rise to a liability for the payment of income tax without providing Participants with immediate cash to pay such tax when it becomes due. (See "--Certain Federal Income Tax Consequences.")

       o Shares of Common Stock deposited in a Participant's Account may not be pledged until the shares are withdrawn from the Plan. (See "--Certificates for Shares.")

Administration

       Administration of the Plan is conducted by the bank, trust company, brokerage firm or other entity (including the Company) appointed from time to time by the Company to act as administrator of the Plan (the "Administrator"). The Administrator's appointment to serve as such may be revoked by the Company at any time. The Administrator may resign at any time upon reasonable notice to the Company. If no Administrator is appointed, the Company shall be deemed to be the Administrator for purposes of the Plan. The First National Bank of Boston is currently the Administrator. The First National Bank of Boston also serves as dividend disbursement agent, transfer agent and registrar for the Common Stock and the Preferred Stock and currently serves as the Independent Agent (as defined below).

       The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, maintaining records of each
Participant's   Account   activities,   issuing   Statements   of  Account   and
confirmations and performing other duties required by the Plan. The Administrator or its nominee, as custodian, will hold one or more certificates registered in its name representing the aggregate number of whole shares of Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to Participants' Accounts. The Administrator will forward funds to be used to purchase shares of Common Stock in the open market to an agent selected by the Company (an "Independent Agent") that is an "agent independent of the issuer," as that term is defined in the rules and regulations under the Exchange Act, and that otherwise satisfies applicable legal requirements (including, without limitation, Rule 10b-6 and Rule 10b-18 promulgated under the Exchange
Act). In addition, the Administrator will promptly forward sales instructions to the Independent Agent. The Independent Agent is responsible for purchasing and selling shares of Common Stock in the open market for Participants' Accounts in accordance with the provisions of the Plan. Under certain circumstances, the Administrator may be an Independent Agent.

       The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Administrator and any Independent Agent as they from time to time deem reasonable and appropriate. The Administrator and the Company, or either of them, shall make such arrangements and enter into such agreements with the Independent Agent in connection with the activities contemplated by the Plan as the Administrator and the Company, or either of them, deem reasonable and appropriate.



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




       Participants may contact the Administrator by writing:

                             The First National Bank of Boston
                             c/o Boston EquiService, L.P.
                             P.O. Box 644
                             Boston, MA  02102-0644

or by telephoning 800-736-3001 or 617-575-3100 between 9 a.m. and 6 p.m., Monday through Friday, Boston time.

Eligibility

       Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated association ("Person") which is a record or registered holder of Common Stock or Preferred Stock is eligible to participate in the Plan, provided that (i) such Person fulfills the prerequisites for participation described below under "--Enrollment Procedures" and (ii) in the case of any Person that is a citizen or resident of, or is organized or incorporated under, or has its principal place of business in, a country other than the United States, its territories and possessions, such Person provides evidence satisfactory to the Administrator that its participation would not violate local laws applicable to the Company, the Plan and the Participant.

Eligible Securities

       The only classes of securities of the Company with respect to which holders may currently elect to reinvest distributions are the Common Stock and the Preferred Stock. The Company may from time to time or at any time designate, in its sole discretion, other equity or debt securities of the Company and its subsidiaries as eligible for participation in the Plan by notifying the Administrator in writing of such designation.

Enrollment Procedures

       Holders of Common Stock currently participating in the Predecessor Plan, which is being replaced by the Plan (by means of amendment and restatement), will automatically be Participants in the Plan without sending in a new enrollment form ("Enrollment Form"). However, a Participant who wishes to change its participation in any way (e.g., from partial to full reinvestment) must submit a new Enrollment Form. As described below under "--Reinvestment of Cash Dividend Payments," the current reinvestment treatment of dividends on each Participant's shares held under the Plan will continue unless and until a new Enrollment Form is submitted by the Participant.



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




       After being furnished with a copy of this Prospectus, eligible applicants may join the Plan at any time by completing and signing an Enrollment Form in the manner set forth below. Requests for copies of Enrollment Forms, as well as copies of other Plan forms and this Prospectus, should be made in writing or by telephone to the Administrator's address and telephone numbers listed under "--Administration" above. Record or registered holders of Common Stock or Preferred Stock should be sure to sign their name(s) on the Enrollment Form exactly as they appear on their certificates or instruments.

       In order to become a Participant in the Plan, an eligible applicant must complete and sign an Enrollment Form and return it to the Administrator and (i) elect to have cash dividends paid on Common Stock of which such applicant is the record or registered holder invested in additional shares of Common Stock (see "--Reinvestment of Cash Dividend Payments"), (ii) elect to have cash dividends paid on Preferred Stock of which such applicant is the record or registered holder invested in Common Stock (see "--Reinvestment of Cash Dividend Payments"), (iii) deposit certificates representing shares of Common Stock into the Plan for safekeeping (see "--Safekeeping Service") or (iv) make an optional cash investment of at least $25 to purchase Common Stock through the Plan (see "--Optional Cash Investments").

       Beneficial owners of Common Stock or Preferred Stock registered in "street name" (e.g., in the name of a bank, broker, or trustee) may participate in the Plan with respect to such securities by either (i) transferring those shares of Common Stock and Preferred Stock that they wish to be subject to the Plan into their own name and electing to reinvest cash dividend payments on such shares in shares of Common Stock and/or (in the case of shares of Common Stock) depositing such shares of Common Stock into the Plan for safekeeping (see "--Transfer of Common Stock--From a Broker") or (ii) making arrangements with the record or registered holder (e.g., their bank, broker or trustee, who will become the Participant) of such securities to participate in the Plan on the beneficial owner's behalf.

       A Person will become a Participant after a properly completed Enrollment Form has been received and accepted by the Administrator.

Optional Cash Investments

       Participants may make optional cash investments by delivering to the Administrator (a) a completed optional cash investment form which will be attached to each Participant's Statement of Account or an Enrollment Form and
(b) a personal check or money order payable to The First National Bank of Boston. PLEASE DO NOT SEND CASH. NO THIRD PARTY CHECKS WILL BE ACCEPTED. Optional cash investments must be at least $25 for any single investment and may not exceed $25,000 in the aggregate per calendar year (the "Maximum Amount"), which amount may be invested all at one time. There is no obligation to make any optional cash investment, and the amount and timing of such investments may vary from time to time. The Company reserves the right and option, in its sole discretion, to waive the Maximum Amount limitation.

       Participants who wish to make optional cash investments on a regular basis may contact the Administrator to request an automatic investment authorization form. This program provides the convenience of automatic monthly investments deducted directly from your bank account, without the need to mail checks.

       The Company anticipates that an Investment Date will occur once every month. See "--Investment Dates." Optional cash investments will be invested in Common Stock beginning on the first Investment Date following their receipt by the Administrator, provided that such funds are received by the Administrator no later than five business days prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the investment may be held by the Administrator and invested beginning on the next succeeding Investment Date. See "--Investment Dates" and "--Purchases of Common Stock." No interest will be paid on funds held by the Administrator pending investment. Accordingly, Participants should transmit cash investments so as to reach the Administrator shortly (but not less than five business days) before an Investment Date.

       Upon a Participant's written request, received by the Administrator no later than five business days prior to the applicable Investment Date, a cash investment not already invested in Common Stock will be returned to the Participant. However, no refund of a check or money order will be made until the funds from such instruments have been actually collected by the Administrator. Accordingly, such refunds may be significantly delayed. If the written request to stop investment is received by the Administrator within five business days prior to an Investment Date, any cash investment then held by the Administrator will be invested in Common Stock beginning on such Investment Date.

       Funds for optional cash investments, pending investment pursuant to the Plan, will be credited to a Participant's Account and held in a bank account that will be segregated from any other funds or monies of the Company. Funds not invested in Common Stock within 35 days of receipt will be promptly returned to the Participant. All funds are subject to collection by the Administrator of full face value in U.S. funds. The method of delivery of any funds is at the election and risk of the Participant and will be deemed received when actually received by the Administrator. If the delivery is by mail, it is recommended that the mailing be made sufficiently in advance of the Investment Date.

       Cash dividends paid on shares of Common Stock credited to a Participant's Account that were purchased through the Plan with optional cash investments will be reinvested in shares of Common Stock in accordance with the Participant's reinvestment election designated on an a completed Enrollment Form or an optional cash investment form, as the case may be. If a Participant does not make an election, cash dividends paid on shares of Common Stock credited to a Participant's Account that were purchased through the Plan will be reinvested.

Reinvestment of Cash Dividend Payments

       Participants may elect to invest in Common Stock by reinvesting all or a portion of cash dividends paid on all or a portion of (i) Common Stock and Preferred Stock registered in their names, (ii) Common Stock purchased through the Plan and credited to their Accounts and (iii) Common Stock deposited into the Plan for safekeeping, by designating such election on their Enrollment Form. If a Participant does not make an election, cash dividends paid on shares of Common Stock credited to a Participant's Account that were purchased through the Plan or deposited into the Plan for safekeeping will be reinvested. Participants electing partial reinvestment of cash dividend payments on any Common Stock or Preferred Stock must designate the specific shares of Common Stock or Preferred Stock for which such partial reinvestment is desired and the whole number thereof. Once a Participant elects reinvestment, cash dividend payments made on the designated Common Stock and Preferred Stock will be reinvested in shares of Common Stock. The amount so reinvested will be reduced by any amount that is required to be withheld under any applicable tax or other statutes. If the Participant has specified partial reinvestment, that portion of cash dividend payments not designated for reinvestment will be sent to the Participant by check in the usual manner or, with regard to the partial reinvestment of cash dividends on Common Stock credited to the Participant's Account, by electronic direct deposit, if the Participant has elected the direct deposit option. See "--Direct Deposit of Dividends Not Reinvested."

       Dividends designated by a Participant for reinvestment shall be paid to the Administrator or its nominee on behalf of such Participant and will be invested in Common Stock beginning on the date of payment, which is usually the 20th day of January, April, July and October. See "--Investment Dates" and "--Purchases of Common Stock." Dividend payments not invested in Common Stock within 30 days of receipt will be promptly returned to the Participant. Cash dividend payment reinvestment amounts, pending investment pursuant to the Plan, will be credited to a Participant's Account and held in a bank account that will be segregated from any other funds or monies of the Company. See "--Investment Dates." No interest will be paid on such funds held by the Administrator pending investment.

       Under the Predecessor Plan, dividends on all shares of Common Stock credited to a Participant's Account were fully reinvested, irrespective of such Participant's previous election to participate in the Predecessor Plan on a "full dividend reinvestment," "partial dividend reinvestment" or "optional cash only" basis. The current reinvestment treatment of dividends on each Participant's shares held under the Plan will continue unless and until a new Enrollment Form is submitted by the Participant.

Changing Plan Options

       A Participant may change his or her Plan options, including (i) changing the reinvestment levels (i.e., full, partial or none) of cash dividend payments on Common Stock and Preferred Stock and (ii) changing the designation of Common Stock and Preferred Stock on which cash dividend payments are subject to reinvestment, by delivering written instructions or a new Enrollment Form to that effect to the Administrator. To be effective with respect to a particular cash dividend payment, any such instructions must be received by the Administrator on or before the record date relating to such cash dividend payment. If such instructions are not received by the Administrator on or before the record date, the instructions will not become effective until after such dividend is paid. The shares of Common Stock purchased with such funds will be credited to the Participant's Account. After the Administrator's receipt of effective option changing instructions, cash dividend payments on Common Stock and Preferred Stock as to which the reinvestment election has been revoked will be paid in cash or by electronic direct deposit, if the Participant has elected the direct deposit option. See "--Direct Deposit of Dividends Not Reinvested."

Direct Deposit of Dividends Not Reinvested

       A Participant who elects not to reinvest all cash dividends on shares of Common Stock and Preferred Stock may receive such nonreinvested cash dividends by electronic direct deposit to the Participant's predesignated bank, savings or checking account. To receive such direct deposit of funds, Participants must complete and sign a Direct Deposit Authorization Form and return it to the Administrator. Direct deposit will become effective as promptly as practicable after receipt of a completed Direct Deposit Authorization Form. Changes in designated direct deposit accounts may be made by delivering a completed Direct Deposit Authorization Form to the Administrator.

       Cash dividends on shares of Common Stock and Preferred Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable payment date therefor.

Investment Dates

       An "Investment Date" under the Plan will be (i) each date that cash dividends are paid on Common Stock (a "Dividend Payment Date") and (ii) in any month in which no such Dividend Payment Date occurs, the 20th day of such month; provided that, in each case, if such date is not a business day, the Investment Date will be the immediately following business day. The Dividend Payment Date is set by the Board of Directors and historically has been the 20th day of January, April, July and October. Purchases in the open market will begin on the relevant Investment Date and may be completed over a period of time. See "--Purchases of Common Stock."

       Dividends are paid as and when declared by the Company's Board of Directors. There can be no assurance as to the declaration or payment of any dividend, and nothing contained in the Plan obligates the Company to declare or pay any such dividend on Common Stock. The Plan does not represent a guarantee of future dividends.

Purchases of Common Stock

       Shares of Common Stock purchased for Participants under the Plan will be either shares of Common Stock purchased in the open market by an Independent Agent or newly issued shares or shares held in the treasury of the Company, at the Company's option. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be the Company's determination to increase equity capital. As of the first Investment Date following the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan will be purchased in the open market by an Independent Agent. The Company may not change the source of purchases of the shares (i.e., from the Company or in the open market) more than once in any three-month period. At any time that shares of Common Stock are purchased for Participants under the Plan in the open market, the Company will not exercise its right to change the source of purchases of shares of Common Stock absent a determination by the Company's Board of Directors or the Chief Financial Officer that the Company has a need to increase equity capital or there is another valid reason for such change.

       Purchases of shares of Common Stock from the Company, whether newly-issued or treasury shares, will be made on the relevant Investment Date at the Company Share Purchase Price for such Investment Date. "Company Share Purchase Price" means, with respect to any date, the average of the daily closing prices of the Common Stock reported on The New York Stock Exchange Composite Tape as published in The Wall Street Journal for the five trading days preceding such date. In the absence of knowledge of inaccuracy, the Administrator may rely upon such prices as published in The Wall Street Journal. In the event no trading is reported for the applicable trading days, the Company Share Purchase Price may be determined by the Company on the basis of such market quotations as it deems appropriate. No brokerage commissions will be charged on shares acquired directly from the Company.

       Purchases in the open market will begin on the relevant Investment Date and shall be completed no more than 30 days after that Investment Date, unless such completion at a later date is necessary or advisable (i) to comply with applicable law, including, without limitation, any federal securities laws, or
(ii) to maintain an orderly market in the Common Stock. Funds not invested in Common Stock within 35 days of receipt of optional cash investments, or 30 days after the applicable Dividend Payment Date in the case of reinvested dividends, will be promptly returned to Participants. The price of any shares of Common Stock purchased in the open market for Participants will be the weighted average price per share (excluding brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares purchased for the relevant Investment Date.

       The number of shares (including any fraction of a share rounded to three decimal places) of Common Stock credited to the Account of a Participant with respect to a particular Investment Date will be determined by dividing the total amount of cash dividends and optional cash investments to be invested for such Participant on such Investment Date by the relevant purchase price per share. Such shares shall be registered in the name of the Administrator or its nominee as custodian for the Participants.

       With regard to open market purchases of shares of Common Stock by an Independent Agent, none of the Company, the Administrator (if it is not also the Independent Agent) or any Participant will have any authority or power to direct the time or price at which shares may be purchased, the markets on which the shares are to be purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions), or the selection of the broker or dealer (other than any Independent Agent) through or from whom purchases may be made, except that the timing of such purchases must be in accordance with the terms and conditions of the Plan. Open market purchases may be upon such terms and conditions with respect to price and delivery to which the Independent Agent (including the Administrator if it is also an Independent Agent) may agree. The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase transactions. Dividend and voting rights will commence upon settlement, whether shares are purchased from the Company or any other source.

Safekeeping Service

       At the time of enrollment, or at any later time, Participants may take advantage of the Plan's cost-free safekeeping services. Common Stock held in certificate form by, and registered in the name of, a Participant may be deposited into the Plan, to be held by the Administrator or its nominee, by
delivering  a  completed   Enrollment   Form  and  such   certificates   to  the
Administrator. If the delivery is by mail, it is recommended that the Participant use properly insured, registered mail with return receipt requested. Such certificates should not be endorsed. The shares of Common Stock so deposited will be transferred into the name of the Administrator or its nominee, as custodian, and credited to the Participant's Account. Thereafter, such shares of Common Stock will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to the Participant's Account. References herein to shares of Common Stock credited to a Participant's Account will include shares of Common Stock deposited into the Plan for safekeeping unless otherwise indicated. Cash dividends paid on shares of Common Stock credited to a Participant's Account that were deposited into the Plan for safekeeping will be reinvested in shares of Common Stock in accordance with the Participant's reinvestment election designated on its Enrollment Form.

Sales of Common Stock

       A Participant may request, at any time, that all or a portion of the shares of Common Stock credited to its Account be sold by delivering to the Administrator a completed Sale/Transfer/Withdrawal Request Form. The Administrator (if it is not also an Independent Agent) will forward the sale instructions to an Independent Agent as soon as practicable after (i) receipt of Sale/Transfer/Withdrawal Request Forms relating to a total of at least 100 shares and (ii) at least ten business days have elapsed since the most recent forwarding of sale instructions to the Independent Agent, except as described in the following paragraph. (The intent is to forward sale instructions to the Independent Agent every ten business days, if sale requests totaling at least 100 shares have been received.) An Independent Agent will sell such shares as soon as practicable (in accordance with stock transfer requirements and federal and state securities laws) after processing the request and will transmit by first class mail to the Participant the proceeds of the sale (less brokerage commissions, any related service charges and applicable taxes). Proceeds of shares of Common Stock sold through the Plan will be paid to the Participant by check.

       The price of any shares of Common Stock sold in the open market for Participants will be the weighted average price per share (adjusted for brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares sold for the relevant period. With regard to open market sales of Common Stock by an Independent Agent, none of the Company, the Administrator (if it is not also the Independent Agent) or any Participant will have any authority or power to direct the time or price at which shares may be sold, the markets on which the shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions), or the selection of the broker or dealer (other than any Independent Agent) through or from whom sales may be made, except that the timing of such sales must be in accordance with the terms and conditions of the Plan.

       If instructions for the sale of shares of Common Stock on which cash dividends are not being reinvested are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the sale will be processed as described above and a separate check for the dividends will be mailed to the Participant at its address of record following the Dividend Payment Date or will be directly deposited into the Participant's designated direct deposit account, as applicable. If instructions for the sale of shares of Common Stock on which cash dividends are being reinvested are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the dividends paid on the Dividend Payment Date will be invested in Common Stock through the Plan, and (i) if the Participant's sale instructions cover less than all of the shares of Common Stock credited to its Account, the sale will be processed as described above and the newly purchased shares will be credited to its Account or (ii) if the Participant's sale instructions cover all of the shares of Common Stock credited to its Account, the sale instructions will not be processed until after the dividends have been invested in Common Stock through the Plan at which time all of the shares credited to its Account, including the newly purchased shares, will be sold and the proceeds transmitted to the Participant. See "--Reinvestment of Dividends on Remaining Shares" for the reinvestment level of dividends on shares of Common Stock credited to a Participant's Account after a sale.

Withdrawal of Shares of Common Stock

       A Participant may withdraw all or any part (other than fractions) of the Common Stock credited to its Account from the Plan at any time by delivering to the Administrator (i) appropriate instructions, if the Participant will be the record holder of such Common Stock after withdrawal, or (ii) a completed Sale/Transfer/Withdrawal Request Form and a stock assignment (stock power), if the Participant will not be the record holder of the Common Stock after withdrawal. Upon the Administrator's receipt of the proper documentation, certificates representing the designated Common Stock will be mailed to the Participant, the Participant's broker or any other Person that the Participant has designated.

       If a completed Sale/Transfer/Withdrawal Request Form with regard to shares of Common Stock credited to a Participant's Account on which cash dividends are not being reinvested is received on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the withdrawal will be processed as described above and a separate check for the dividends will be mailed to the Participant at its address of record following the Dividend Payment Date or will be directly deposited into the Participant's designated direct deposit account, as applicable. If a completed Sale/Transfer/Withdrawal Request Form with regard to shares of Common Stock credited to a Participant's Account on which cash dividends are being reinvested is received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the dividends paid on the Dividend Payment Date will be invested in Common Stock through the Plan, and (i) if the Participant's withdrawal instructions cover less than all of the shares of Common Stock credited to its Account, the withdrawal will be processed as described above and the newly purchased shares will be credited to its Account or (ii) if the Participant's withdrawal instructions cover all of the shares of Common Stock credited to its Account, the withdrawal instructions will not be processed until after the dividends have been invested in Common Stock through the Plan, at which time certificates representing all of the shares credited to its Account, including the newly purchased shares, will be sent to the Participant or other designated recipient. See "--Reinvestment of Dividends on Remaining Shares" for the reinvestment level of dividends on shares of Common Stock credited to a Participant's Account after a withdrawal.

       Certificates representing whole shares of Common Stock withdrawn from the Plan will be sent to the Participant at its address of record, or the Participant's designated recipient, by first class mail as soon as practicable following the Administrator's receipt of the required documentation, subject to the provisions of the preceding paragraph. Withdrawal of shares of Common Stock does not affect reinvestment of cash dividends on the shares withdrawn unless
(i) the Participant is no longer the record holder of such shares, (ii) the reinvestment is specifically discontinued by the Participant (see "--Changing Plan Options") or (iii) the Participant terminates its participation in the Plan (see "--Termination of Participation by a Participant").

Transfer of Common Stock

       From a Broker--Owners of Common Stock or Preferred Stock held beneficially in "street name" may participate in the Plan with respect to such securities by either (i) transferring those shares that they wish to be subject to the Plan into their own name and depositing shares of Common Stock into the Plan for safekeeping and/or electing to reinvest cash dividend payments on such shares of Common Stock or Preferred Stock in shares of Common Stock or (ii) making arrangements with the record or registered holder (e.g., their bank, broker or trustee, who will become the Participant) of such securities to participate in the Plan on the beneficial owner's behalf. In order to transfer such securities under clause (i), a Participant must instruct the "street name" holder to transfer the Common Stock or the Preferred Stock to the Participant or, in the case of Common Stock to be deposited into the Plan for safekeeping, to the Administrator for credit to the Participant's Account. If the Person is already a Participant, the shares of Common Stock and Preferred Stock must be transferred to the Participant in the same name in which the Participant's Account is registered. If the Person does not have an Account, participation in the Plan will commence when the shares of

Common Stock or Preferred Stock are registered in its name and a properly completed Enrollment Form is received by the Administrator.

       To a Broker--A Participant wishing to transfer all or any part of the shares of Common Stock credited to its Account to a brokerage account may do so by delivering to the Administrator a completed Sale/Transfer/Withdrawal Request Form and a stock assignment (stock power), acceptable to the Administrator. The completed Sale/Transfer/Withdrawal Request Form must specify the whole number of shares of Common Stock, if less than all of such shares credited to its Account, and the name and address of the brokerage firm to which the shares are to be transferred, including the name of the specific broker handling the account and the broker's telephone number. The transfer will be handled as described in "--Withdrawal of Shares of Common Stock" above.

       Gift or Transfer of Shares of Common Stock Within Plan--If a Participant wishes to transfer, whether by gift, private sale or otherwise, ownership of all or a part of the shares of Common Stock credited to its Account to the Account of another Participant or to establish by such transfer an Account for a Person not already a Participant, the Participant may do so by delivering to the Administrator a completed Sale/Transfer/Withdrawal Request Form and a stock assignment (stock power). The transfer will be effected as soon as practicable following the Administrator's receipt of the required documentation, subject to the provisions of the second paragraph under "--Withdrawal of Shares of Common Stock." No fraction of a share of Common Stock credited to a Participant's Account may be transferred unless one whole share is transferred. Requests for interaccount transfers are subject to the same requirements as for the transfer of securities generally, including the requirement of a guarantee of signature on the stock assignment. Stock power forms are available at local banks, brokerage firms and from the Administrator. See "--Reinvestment of Dividends on Remaining Shares" for the reinvestment level of dividends on shares of Common Stock credited to a Participant's Account after a transfer.

       Shares of Common Stock so transferred will be credited to the transferee's Account. Unless a transferee who is already a Participant otherwise directs the Administrator in writing by completion of an Enrollment Form, the reinvestment of cash dividends on the transferred shares will be made in proportion to the reinvestment level (i.e., full, partial or none) of the other shares of Common Stock credited to the transferee's Account. If the transferee is not already a Participant, an Account will be opened in the transferee's name and it may make elections with regard to reinvestment of cash dividends on such transferred shares and other services provided by the Plan on the Enrollment Form that is provided to such transferee. If no election is made, cash dividends will be fully reinvested. Unless otherwise requested by the transferor, transferees will be sent a Statement of Account showing the transfer of such shares into their Accounts. The transferor may request that such Statement of Account be returned to the transferor for personal delivery. The Administrator shall comply with any such request of a transferor relating to Statements of Account as soon as practicable following receipt of such request.

Reinvestment of Dividends on Remaining Shares

       If a Participant is reinvesting cash dividends paid on only a portion of the shares of Common Stock credited to its Account through the Plan and the Participant elects to sell, withdraw or transfer a portion of the shares credited to its Account, cash dividends on the remainder of the shares credited to its Account, up to the number of shares designated for reinvestment prior to such sale, withdrawal or transfer, will continue to be reinvested through the Plan, except where the Participant gives specific instructions to the contrary in connection with such sale, withdrawal or transfer. For example, if a Participant who had elected to have cash reinvested through the Plan on 50 shares of a total of 100 shares of Common Stock credited to its Account elected to sell, withdraw or transfer 25 shares, cash dividends on 50 shares of the remaining 75 shares credited to its Account would be reinvested through the Plan. If instead the Participant elected to sell, withdraw or transfer 75 shares, cash dividends on the remaining 25 shares credited to his Account would be reinvested through the Plan.

Reports to Participants

       Statements of Account will be mailed to each Participant following each month where the Participant has cash dividend payments reinvested in Common Stock, makes an optional cash investment or deposits, transfers or withdraws shares of Common Stock. With respect to each any calendar year in which a Participant's Account experiences any of the foregoing activity, such Participant will also receive, following such year, a Statement of Account showing all transactions for the Participant's Account during such year, the number of shares of Common Stock credited to the Account, the amount of cash held in the Account and other information for the Account. The Administrator also will send each Participant a confirmation promptly after each sale of Common Stock under the Plan. Participants should retain these Statements of Account and confirmations for tax purposes.

       Participants will receive copies of all communications sent to holders of Common Stock. This may include semi-annual reports to stockholders, annual reports to stockholders, proxy material, consent solicitation materials and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, Statements of Account and other communications from the Administrator to Participants will be addressed to the latest address of record. Therefore, it is important that Participants promptly notify the Administrator of any change of address.

Certificates for Shares

       A Participant may obtain, free of charge at any time, a certificate for all or a part of the whole shares of Common Stock credited to its Account upon written request to the Administrator. Such certificate(s) will be mailed by first class mail to the Participant's address of record. Any remaining whole or fractional shares of Common Stock will continue to be credited to the Participant's Account.

       Except for transfers described in "--Transfer of Shares of Common Stock," shares of Common Stock credited to a Participant's Account may not be pledged or assigned. A Participant who wishes to pledge or assign shares of Common Stock must request that they be withdrawn from the Plan. See "--Withdrawal of Shares of Common Stock."

       Certificates for fractional shares of Common Stock will not be issued to Participants under any circumstances.

Termination of Participation by a Participant

       A Participant may at any time terminate its participation in the Plan by delivering a completed Sale/Transfer/Withdrawal Request Form to the Administrator to that effect. Upon the Administrator's receipt of such written notification, the Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to its Account, (ii) any dividends and cash investments credited to its Account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to its Account. Such fraction of a share will be valued at the closing price of the Common Stock reported on The New York Stock Exchange Composite Tape as published in The Wall Street Journal with respect to the date of receipt of a completed Sale/Transfer/Withdrawal Request Form. In the event no trading is reported for the applicable trading day, the value may be determined by the Company on the basis of such market quotations as it deems appropriate.

Costs

       The Company will pay all administrative costs and expenses associated with the Plan. Participants will bear the cost of brokerage commissions, any related service charges and applicable taxes incurred on all sales of shares of Common Stock made in the open market. All of such foregoing costs borne by the Participants will be included as adjustments to sales prices. It is estimated at this time (but not assured) that such brokerage commissions will not exceed 15 cents per share and that such service charges will not exceed $10 per transaction. The Company will bear the cost of brokerage commissions, any related service charges and applicable taxes on all purchases of shares of Common Stock made in the open market. There will be no brokerage commissions or related service charges for shares of Common Stock purchased directly from the Company.

Certain Federal Income Tax Consequences

       The following discussion is a summary of the material United States federal income tax consequences of participation in the Plan and does not purport to be complete. The effect of such tax consequences upon any Participant will depend upon such Participant's individual circumstances and, together with the state and local tax consequences of participation, should be discussed by each Participant with its own tax advisor.

       A Participant will be required to include in income for United States federal income tax purposes amounts reinvested in Common Stock in respect of dividends on its Common Stock and Preferred Stock subject to the Plan in the manner that would be required if it had instead received such dividends directly, even though no such amount is actually received by the Participant in cash, but instead is applied to the purchase of shares of Common Stock for the Participant's Account. A Participant whose Account is credited with shares of Common Stock purchased in the open market with respect to which the Company has paid the Participant's share of brokerage commissions and service fees will be treated as having received additional dividend income for United States federal income tax purposes in the amount of the Participant's share of brokerage commissions and service fees paid by the Company.

       A Participant's tax basis for shares of Common Stock purchased pursuant to the Plan will be equal to the cost of such shares as discussed above (which cost in the case of shares purchased in the open market will include amounts in respect of brokerage commissions, service charges and any applicable taxes). Such shares of Common Stock will have a holding period beginning on the day after the shares are allocated to the Participant's Account.

       All or a portion of the dividends reinvested in Common Stock pursuant to the Plan may be a return of capital and, as such, would not be taxable as ordinary dividend income. Reports will be provided to stockholders that will indicate if the Company has made a return of capital distribution during the year. Stockholders receiving a return of capital distribution must reduce their tax basis in the shares on which such distribution is made by the amount of the distribution that is a return of capital. If the amount that is a return of capital exceeds the tax basis, the excess must be reported as capital gain.

       A Participant will not realize any taxable income when it receives certificates for whole shares previously credited to its Account under the Plan. Gain or loss will be recognized by the Participant when it sells such whole shares previously received in certificated form, when shares of Common Stock credited to its Account are sold through the Plan or when cash is paid for any fractional shares credited to its Account upon termination of participation. The amount of such gain or loss will be the difference between the amount the Participant receives for such shares (or fractional shares) and its tax basis in those shares (or fractional shares).

Miscellaneous

       Stock Splits, Stock Dividends and Rights Offerings

       Any shares or other securities representing stock splits or other noncash distributions on shares of Common Stock credited to the Account of a Participant will be credited to the Participant's Account. Stock splits, combinations, recapitalizations and similar events affecting shares of Common Stock credited to a Participant's Account will be credited to the Participant's Account on a pro rata basis.

       In the event of a rights offering, a Participant will receive rights based upon the total number of whole shares of Common Stock credited to its Account.

       Voting of Proxies

       A Participant will have the exclusive right to exercise all voting rights respecting shares of Common Stock credited to its Account. The Administrator will forward all stockholder materials relating to shares of Common Stock credited to a Participant's Account to the Participant. A Participant may vote any shares of Common Stock credited to its Account in person or by proxy. A Participant's proxy card will include shares of Common Stock credited to its Account and shares of Common Stock registered in its name. Shares of Common Stock credited to a Participant's Account will not be voted unless the Participant or its proxy votes them.

       Solicitation of the exercise of Participants' voting rights by the management of the Company and others under a proxy or consent provision applicable to all holders of Common Stock shall be permitted. The Administrator shall notify the Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to the stockholders of the Company by the Company regarding the exercise of such rights.

       Limitation of Liability

       None of the Company, the Administrator (including the Company if it is acting as such) or any Independent Agent will be liable for any act done in good faith, or for the good faith omission to act, in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Account upon such Participant's death or adjudication of incompetence prior to receipt of notice in writing of such death or adjudication of incompetence, or with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's Account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares.

       The Participants should recognize that the Company cannot assure a profit or protect against a loss on the shares purchased by a Participant.

       Interpretation and Regulation of the Plan

       The officers of the Company are authorized to take such actions to carry out the Plan as may be consistent with the Plan's terms and conditions and with applicable law. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations.

       Change or Termination of the Plan

       The Company reserves the right, in its sole discretion, to suspend, modify, amend or terminate the Plan at any time, in whole, in part or in respect of Participants in one or more jurisdictions, without the approval of Participants, provided that no such action shall decrease the Account of any Participant. Notice of such suspension, modification, amendment or termination will be sent to all affected Participants (which notice may be before or after the fact), who will in all events have the right to withdraw from participation. Upon any whole or partial termination of the Plan by the Company, each affected Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to its Account, (ii) any dividends and cash investments credited to its Account and (iii) a check for the cash value for any fraction of a share of Common Stock credited to its Account. Such fraction of a share shall be valued at the closing price of the Common Stock reported on The New York Stock Exchange Composite Tape as published in The Wall Street Journal with respect to the date of termination.

       Termination of Participation by the Company

       The Company reserves the right, in its sole discretion and for any reason, to terminate any Participant's participation in the Plan after written notice mailed to such Participant at the address appearing on the Administrator's records. The Company anticipates that (without limitation) the participation of any Participant who does not have at least one whole share of Common Stock credited to its Account, and does not own any Common Stock or Preferred Stock for which cash dividend payments are designated for reinvestment pursuant to the Plan, will be so terminated. A Participant whose participation has been terminated will receive (i) a certificate for all of the whole shares of

Common Stock credited to its Account, (ii) any dividends and cash investments credited to its Account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to its Account. Such fraction of a share shall be valued at the closing price of the Common Stock reported on The New York Stock Exchange Composite Tape as published in The Wall Street Journal with respect to the date of termination.

       Governing Law; Acceptance of Terms and Conditions

       The Plan shall be construed, regulated and administered under the laws of the State of Maine. Each Participant, by completing an Enrollment Form and as a condition of participation in the Plan, for itself, its heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of the Plan and any subsequent amendments thereto, and all actions of the Company and the Administrator thereunder.


                              PLAN OF DISTRIBUTION

       The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of the Company, directly from the Company, or, at the Company's option, by an Independent Agent on the open market. Initially, shares of Common Stock purchased for Participants under the Plan will be purchased in the open market by an Independent Agent. The Plan provides that the Company may not change its determination regarding the source of purchases of shares under the Plan more than once in any three-month period.

       The Company will pay all administrative costs and expenses associated with the Plan. Participants will bear the cost of brokerage commissions, any related service charges and applicable taxes incurred on all sales of shares of Common Stock made in the open market. The Company will bear the costs of brokerage commissions, any related service charges and applicable taxes on all purchases of shares of Common Stock made in the open market. All of such foregoing costs borne by the Participants will be included as adjustments to sales prices. It is estimated at this time (but not assured) that such brokerage commissions will not exceed 15 cents per share and that such service charges will not exceed $10 per transaction. There will be no brokerage commissions or related service charges for shares of Common Stock purchased directly from the Company.

                           DESCRIPTION OF COMMON STOCK


       The following description is a summary of certain provisions with respect to the Company's Common Stock contained in the Company's Certificate of Organization and By-Laws. Such summary is qualified in its entirety to the more detailed provisions of such documents, which have been incorporated by reference as exhibits to the Registration Statement.

Dividend Rights

       Holders of Common Stock are entitled to participate in dividends as and when declared by the Company's Board of Directors out of funds legally available therefor, provided that all dividends on the Company's Preferred Stock (which are fully cumulative) have been paid or provided for to the date of payment of a proposed dividend on Common Stock. Cash dividends historically have been declared and paid on Common Stock on a quarterly basis. The Company is currently subject to certain financing agreements that contain provisions restricting to various degrees the declaration and payment of dividends on the Company's capital stock, and may enter into additional such agreements in the future.

Voting Rights

       Holders of Common Stock currently have general voting rights of one-twelfth of one vote per share. Holders of Preferred Stock have general voting rights of one vote per share, except for holders of the Company's 8.76% Preferred Stock, which does not carry voting rights except as discussed below. On issues determined by general voting rights, it would be possible for votes represented by Preferred Stock to combine with votes represented by less than a majority of Common Stock so as to affect the rights of holders of all Common Stock.

       Neither the Common Stock nor the Preferred Stock has cumulative voting rights.

       Holders of Preferred Stock, including holders of the 8.76% Preferred Stock, have the power to elect the smallest number of directors necessary to constitute a majority of the full board of directors in the event of a default in the payment of an amount equal to or exceeding four quarterly dividend payments or in the event of a failure to make any required sinking fund payment with respect to the Preferred Stock.


Liquidation Rights

       Subject to the rights of senior securities, holders of Common Stock are entitled to a distribution of assets upon liquidation, according to their respective shares.

Preemptive Rights

       The Company's By-Laws provide that prior to the issuance of any stock having voting rights, the Company's Board of Directors shall determine whether such stock will be subject to preemptive rights of the holders of outstanding stock. No holders of the Company's outstanding Common Stock or Preferred Stock will be given any such preemptive rights in respect of shares of Common Stock issued under the Plan. The By-Laws further provide that, with respect to the issuance of additional shares of authorized but unissued Preferred Stock, the Board of Directors may confer special voting rights (including, in the event of default in payment of dividends, the power to elect a majority of directors) and the power to consent or object to any matter which the Board of Directors may specify.


Other Provisions

       The Company's Certificate of Organization requires that certain "Business Combinations," including mergers, consolidations, share exchanges and sales of a substantial amount of assets, between the Company and a "Related Person" be approved by the affirmative vote of the holders of at least 80% of the outstanding "Voting Stock" unless the transaction is approved by a majority of the "Continuing Directors" of the Company. A "Related Person" is defined as any person who is the beneficial owner of (i) 10% or more of the then outstanding shares of any class of "Voting Stock" (as hereinafter defined) of the Company or
(ii) Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock of the Company. "Continuing Directors" are defined as members of the Board as constituted prior to the time such Related Person became a Related Person with such additional persons as such members shall appoint or nominate for election by the stockholders. In addition to the voting requirements set forth above, the Certificate of Organization requires that as a result of such Business Combination, stockholders of every class or series of outstanding securities of the Company receive at least a certain minimum price for their shares and that certain other conditions are satisfied. The Company's "Voting Stock" consists of all outstanding shares of capital stock of the Company having general voting rights.

       Subject to the rights described above of the holders of Preferred Stock to elect directors upon a failure to pay an amount equal to or exceeding four quarterly periods, the Company's Certificate of Organization contains provisions stating that: (i) the Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which will serve for three years, with one class being elected each year, (ii) directors may be removed without cause only with the approval of the holders of at least 80% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock of the Company, (iii) any vacancy on the Board of Directors shall be filled by a majority vote of the Continuing Directors, though less than a quorum, and (iv) unless recommended by a majority of Continuing Directors, the foregoing provisions may be amended only by the approval of the holders of at least 80% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class. These provisions, along with the "fair price" provisions discussed above, may deter attempts to change control of the Company (by proxy contest, tender offer or otherwise) and may make more difficult a change in control of the Company that is opposed by the Company's Board of Directors.

       The Common Stock has no conversion rights nor is it subject to any redemption or sinking fund provisions. The issued and outstanding Common Stock is, and any additional shares of Common Stock issued under the Plan will be, after issuance, fully paid and nonassessable. No Common Stock may be purchased by the Company when there is an arrearage of dividends on Preferred Stock.

       The First National Bank of Boston is the Transfer Agent for the Common Stock and the Preferred Stock of the Company.


                                     EXPERTS

       The consolidated balance sheets and the statements of capitalization as of December 31, 1995 and 1994 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that Firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

       Legal matters with respect to the Common Stock offered hereby have been passed upon by Frederick S. Samp, Esq., who is currently Vice President--Finance and Law of the Company.

                                 INDEMNIFICATION

       Section 719 of the Maine Business Corporation Act provides that every corporation shall have the power to indemnify any officer, director, employee or agent of the Company against certain liabilities. Section 10 of Article VII of the By-Laws of the Company provides in pertinent part that every current or former director, officer, employee or agent of the Company who was, or is a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact he is or was serving in such capacity shall be indemnified by the Company against expenses, judgments, fees and settlements reasonably incurred to the full extent permitted by Maine law.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

       The Company also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act, the premiums for which are paid by the Company. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith.

================================================================================


     No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company, its subsidiaries or the Plan since the date of this Prospectus or that the information set forth herein is correct as of any time subsequent to the date hereof or the date of filing of any documents incorporated by reference herein.


                           --------------------------


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                             PROSPECTUS

Available Information .....................................................   2
Incorporation of Certain Documents
   by Reference............................................................   3
The Company................................................................   4
Certain Significant Factors Affecting
     the Company...........................................................   5
Application of Proceeds....................................................   5
The Plan...................................................................   6
Plan of Distribution.......................................................  26
Description of Common Stock................................................  27
Experts....................................................................  29
Legal Opinions.............................................................  29
Indemnification............................................................  30


================================================================================


================================================================================


                                     [LOGO]


                                 119,760 Shares




                                  Common Stock
                                 ($5 par value)


                              -------------------

                                   PROSPECTUS

                              -------------------



                                    DIVIDEND
                                REINVESTMENT AND
                                  COMMON STOCK
                                 PURCHASE PLAN



                                January 14, 1997


================================================================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


         Set forth below is an estimate* of the approximate amount of fees and expenses payable by the Registrant in connection with the issuance and sale of the Common Stock.

         Registration Fee under the Securities
           Act of 1933, as amended................................... $ 2,754
         Blue Sky Fees and Expenses..................................   6,000
         Printing and Engraving......................................   7,500
         Accounting Fees and Expenses................................  10,000
         Legal Fees and Expenses.....................................  35,000
         Miscellaneous Expenses......................................  20,246
                                                                      -------

                  TOTAL.............................................. $81,500
                                                                      =======


         *All items are estimated except the first.


Item 15.  Indemnification of Directors and Officers.

                  As permitted by the Maine Business Corporation Act, Section 10 of Article VII of the ByLaws of the Company requires indemnification by the Company of any person who is or was a director, officer, employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid, in settlement actually and reasonably incurred in connection with an action, suit or proceeding, civil or criminal, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company or, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The indemnification applies in the case of threatened actions and in the case of actual proceedings where the person being indemnified has been successful on the merits. Expenses may be advanced by the Company prior to final disposition of a proceeding, upon certain determinations and with the understanding that the advance shall be refunded unless it is ultimately determined that the person is entitled to indemnification. The indemnification provided by the By-Laws is not exclusive of other rights of indemnification under any agreement, vote of stockholders, disinterested directors or otherwise. The Company also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act of 1933. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by the Company.



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Item 16.  Exhibits.


         The following documents are filed as part of this Registration Statement or incorporated by reference herein:

        4.01(a) Certificate of Organization, together with amendments thereto (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-2 (File No. 33-39181) and incorporated by reference herein).

        4.01(b) Articles of Amendment (Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-2 (File No. 33-63500) and incorporated by reference herein).

        4.01(c) Articles of Amendment (Filed as Exhibit 3(a) to the Company's report on Form 10-K for the year ended December 31, 1995 (File No. 0-505) and incorporated by reference herein).

           4.02 By-Laws (Filed as Exhibit 4.4 to the Company's Registration Statement on Form S-2 (File No. 33-63500) and incorporated by reference herein).

        *  5.01   Opinion of  Frederick  S. Samp,  Esq.  as to  legality  of the
                  Common Stock offered hereby.

          23.01   Consent of Coopers & Lybrand, L.L.P.

        * 23.02   Consent of  Frederick  S.  Samp,  Esq.  (contained  in Exhibit
                  5.01).

        * 24.01   Power of attorney (previously filed as Exhibit 25.01)


        * Previously filed.


Item 17.  Undertakings


         The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby also undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to  include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the  prospectus  any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) to include any material  information  with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bangor and State of Maine on the 14th day of January, 1997.


                                            BANGOR HYDRO-ELECTRIC COMPANY
                                               (Registrant)

                                            By: /s/  FREDERICK S. SAMP
                                                _________________________
                                                Frederick S. Samp
                                                Vice President--Finance and Law
                                                 (Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below on January 14, 1997 by the following persons in the capacities indicated.


         Signatures                              Title
         ----------                              -----

         *
________________________       President and Chairman of the Board of Directors
Robert S. Briggs


/s/  FREDERICK S. SAMP         Vice President--Finance and Law (Principal)
________________________       Financial Officer)
Frederick S. Samp


/s/  DAVID R. BLACK
________________________       Controller (Principal Accounting Officer)
David R. Black


         *
________________________       Director
William C. Bullock, Jr.


         *
________________________       Director
Jane J. Bush


         *
________________________       Director
David M. Carlisle


         *
________________________       Director
Alton E. Cianchette


________________________       Director
Marion M. Kane


         *
________________________       Director
G. Clifton Eames


________________________       Director
Norman A. Ledwin


         *
________________________       Director
Carroll R. Lee


*By:     /s/  FREDERICK S. SAMP
         ______________________
         Frederick S. Samp
         (Attorney-in-Fact)



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